Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made and entered into as of February 28, 2020, by and among Simplot Taiwan Inc., an Idaho corporation, J.R. Simplot Company, a Nevada corporation, JRS Properties III LLLP, an Idaho limited liability limited partnership, JRS Management, L.L.C., an Idaho limited liability company, and Scott R. Simplot (collectively, the “Reporting Persons”).

Recitals

WHEREAS, the Reporting Persons share voting and investment power with respect to certain shares of common stock (the “Shares”) of SemiLEDS Corporation, a Delaware corporation (the “Company”), which, collectively, constitute more than 5% of the issued and outstanding common stock of the Company, a class of equity securities registered under the Securities Act of 1933, as amended;

WHEREAS, Rule 13d-1(a) under the Securities Exchange Act of 1934, as amended (the “Act”) requires beneficial owners of more than 5% of any class of registered equity securities of a public company to file with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 13D or Schedule 13G with respect to such securities;

WHEREAS, in accordance with Rule 13d-1(k) of the Act, whenever two or more persons are required to file a statement with the SEC containing the information required by Schedule 13D or Schedule 13G with respect to the same securities, only one such statement need be filed, provided that such persons agree in writing that such statement is filed on behalf of each of them; and

WHEREAS, the Reporting Persons desire to file with the SEC, on behalf of each of them, one statement containing the information required by Schedule 13D with respect to the Shares.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. In accordance with Rule 13d-1(k) under the Act, the Reporting Persons shall file with the SEC one statement containing the information required by Schedule 13D relating to the Reporting Persons’ beneficial ownership of the Shares and such statement shall be filed on behalf of each of the Reporting Persons, and this Agreement shall be filed as an exhibit thereto. Further, the Reporting Persons agree each Reporting Person is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein; provided that no Reporting Person is responsible for the completeness or accuracy of the information concerning any other Reporting Person, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

2. Nothing herein shall be deemed to be an admission that the Reporting Persons, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of the Company including the Shares.

3. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Idaho, without regard to choice or conflict of laws rules. This Agreement may be executed by the Reporting Persons on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on the Reporting Persons notwithstanding that all Reporting Persons are not signatories to the same counterpart. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the Reporting Persons with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing signed by all parties hereto. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SIMPLOT TAIWAN INC.

By	/s/ Scott R. Simplot

Name:	Scott R. Simplot
Title:	Director

J.R. SIMPLOT COMPANY

By	/s/ Scott R. Simplot

Name:	Scott R. Simplot
Title:	Chairman of the Board

JRS PROPERTIES III LLLP

By	/s/ Scott R. Simplot

Name:	Scott R. Simplot
Title:	Manager, JRS Management L.L.C.

JRS MANAGEMENT L.L.C.

By	/s/ Scott R. Simplot

Name:	Scott R. Simplot
Title:	Manager

SCOTT R. SIMPLOT

/s/ Scott R. Simplot